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                                                                    Exhibit 99.2


For Immediate Release
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Company Contact:
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Iehab J. Hawatmeh
CirTran Corporation
+(801) 963-5112
iehab@CirTran.com



              CirTran Corporation Names David L. Harmon as New CFO

SALT LAKE CITY, Nov. 28, 2007 -- CirTran Corporation (OTC BB: CIRC), a full-service, multi-national, contract manufacturer of IT, consumer, and consumer electronics products, has named David L. Harmon, C.P.A., as its new Chief Financial Officer.

The announcement was made by Iehab J. Hawatmeh, CirTran's founder, President and CEO.

"As CirTran continues to grow in the U.S. and China, we needed a CFO with the broad background and foresight to help us meet existing and new challenges," Mr. Hawatmeh said. "David Harmon has held senior positions with fast-growth public and private companies, and is well suited to working with our senior management team and Board to help continue our anticipated upswing in revenues and profits."

Prior to joining CirTran, Mr. Harmon served as SEC manager for Investools Inc. (NASDAQ: SWIM) of Salt Lake City. Previously, he held controller, treasurer and CFO positions with Utah-based UCN, Inc. (NASDAQ: UCNN), Traco Manufacturing, Inc., and publicly-traded Gentner Communications Corporation. He also spent nine years with two C.P.A. firms in the Salt Lake City area.

Mr. Harmon earned a B.S. degree in Accounting from the University of Utah

About CirTran Corporation
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Founded in 1993, CirTran Corporation (OTC BB: CIRC, www.CirTran.com) is a
premier international, full-service contract manufacturer. Headquartered in Salt Lake City, Utah, its ISO 9001:2000-certified, non-captive, 40,000-square-foot manufacturing facility is the largest in the Intermountain Region, providing "just-in-time" inventory management techniques designed to minimize an OEM's investment in component inventories, personnel and related facilities, while reducing costs and ensuring speedy time-to-market. In 1998, CirTran acquired Racore Technology (www.racore.com), founded in 1983 and reorganized as Racore Technology Corporation in 1997. Then, in 2004, CirTran formed CirTran-Asia as a high-volume manufacturing arm and wholly owned subsidiary, with its principal office in ShenZhen, China. Today, CirTran-Asia operates in three primary business segments: high-volume electronics, fitness equipment, and household products manufacturing, focusing on the multi-billion-dollar direct response industry.

This press release contains forward-looking statements within the meaning of section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements relating to the projected profits, revenues, and growth of CirTran, as well as any statements which include words or phrases such as "may," "anticipate," "plan," and similar phrases may contain forward-looking statements. Such forward-looking statements are based on management's current expectations. With the exception of historical information contained herein, the matters discussed in this press release involve risk and uncertainties. The forward-looking events and circumstances discussed in this release may not occur, and actual results could differ materially as a result of known and unknown risk factors and uncertainties affecting CirTran, including, but not limited to, the risk factors listed in the Annual Report on Form 10-KSB for the year ended December 31, 2006, filed by CirTran with the Securities and Exchange Commission. No forward-looking statement can be guaranteed. Forward-looking statements speak only as of the date on which they are made, and CirTran expressly disclaims any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

All trademarks are properties of their respective owners.



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